Exhibit 99.1

News Release                                    [1st Source Logo]
                                                P.O. Box 1602
                                                South Bend, Indiana  46634
                                                219 235 2000

FOR:  Immediate Release                         CONTACT:  Larry Lentych
      April 5,  2001                                      219 235 2702

                                                          Thomas Flournoy
                                                          219 235 2707


       Mortgage Servicing Rights Sale Completed By 1st Source Corporation

         South Bend, IN--1st Source Corporation (Nasdaq:SRCE) today reported the signing of a definitive agreement and completion of a $1.0 billion sale of mortgage servicing rights held by its Trustcorp Mortgage Company subsidiary. The preliminary agreement was executed and announced on January 17, 2001. This action generated in excess of $6.5 million in net income for 1st Source Corporation in the first quarter of 2001. 1st Source expects to release its first quarter, 2001 earnings on April 24, 2001 in concert with its annual meeting.
         According to Christopher J. Murphy III, Chairman of 1st Source Corporation, "The business cycles at the close of last year had created a strong demand for mortgage servicing. This presented 1st Source with an opportunity to maximize the value of a portion of the servicing portfolio managed by Trustcorp Mortgage Company. With a reduction in rates early this year, our loan origination in both 1st Source and Trustcorp continues at a quick pace."
         1st Source Corporation takes pride in its identification as the largest locally owned financial institution headquartered in the Northern Indiana-Southwestern Michigan area. While delivering a comprehensive range of consumer and commercial banking services, 1st Source Bank has distinguished itself with innovative products and highly personalized services. 1st Source also competes for business nationally by offering specialized financing services for used private aircraft, automobiles for leasing and rental agencies, heavy duty trucks, construction and environmental equipment.
                                    - MORE -
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 1st Source Corporation
 April 5,  2001

         The corporation includes 48 banking locations in twelve counties; 23 locations nationwide for the 1st Source Bank Specialty Finance Group; and Trustcorp Mortgage Company, a South Bend, IN based full-service mortgage banker in its 27th year with 8 retail production offices in Indiana, Ohio, Michigan and North Carolina, as well as production affiliates throughout the Midwest and Southeast.
         With a history dating back to 1863, 1st Source has a tradition of providing superior service to customers while playing a leadership role in the continued development of the communities in which it serves.
         Except for historical information contained herein, the matters discussed in this document, and other information contained in 1st Source's SEC filings, may express "forward-looking statements." Those "forward-looking statements" may involve risk and uncertainties, including statements concerning future events, performance and assumptions and other statements that are other than statements of historical facts. 1st Source wishes to caution readers not to place undue reliance on any forward-looking statements, which speak only as of the date made. Readers are advised that various factors -- including, but not limited to, changes in laws, regulations or generally accepted accounting principles; 1st Source's competitive position within the markets served; increasing consolidation within the banking industry; unforeseen changes in interest rates; any unforeseen downturns in the local, regional or national economies -- could cause 1st Source's actual results or circumstances for future periods to differ materially from those anticipated or projected.
         1st Source does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to any forward-looking statements to reflect the occurrence of unanticipated events or circumstances after the date of such statements.

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